UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2023

CENTERPOINT ENERGY RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-13265	76-0511406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.625% Senior Notes due 2037	n/a	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On March 23, 2023, CenterPoint Energy Resources Corp. (the “Company”) delivered an irrevocable notice to Mizuho Bank, Ltd., as administrative agent for the banks parties to the Term Loan Agreement dated August 23, 2022 (the “Term Loan Agreement”), that the Company will make an optional prepayment of the full outstanding amount of the Term Loan Agreement on March 28, 2023, including accrued and unpaid interest through March 28, 2023. The aggregate amount of the prepayment is approximately $500.4 million. Following the prepayment, the Term Loan Agreement and all obligations thereunder will be terminated in its entirety.

The bank parties to the Term Loan Agreement and its affiliates have performed depository and other banking, investment banking, trust, investment management and advisory services for the Company and its affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of its business.

Item 8.01 Other Events.

On March 23, 2023, the Company, as a participating gas utility, received approximately $1,092,935,692 as its portion of the net proceeds from the sale of the Customer Rate Relief (Winter Storm Uri), Taxable Series 2023 Bonds issued by the Texas Natural Gas Securitization Finance Corporation (the “TNG Corporation”). The TNG Corporation is a Texas non-profit corporation, duly constituted public authority and instrumentality of the state of Texas created by the Texas Public Finance Authority for the purpose of allowing certain participating gas utilities to recover all or a portion of their respective extraordinary costs incurred to secure natural gas supplies and to provide natural gas service during the North American winter storm that occurred in February 2021. The Company intends to use its portion of the net proceeds to repay certain indebtedness due within the next 12 months, including the Term Loan Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY RESOURCES CORP.

Date: March 27, 2023	By:	/s/ Kara Gostenhofer Ryan
Kara Gostenhofer Ryan
Vice President and Chief Accounting Officer